Associated Industries Insurance Services, Inc.

Audited Consolidated Financial Statements
and Consolidating Information

Year ended December 31, 2006
with Report of Independent Auditors

Associated Industries Insurance Services, Inc.

Audited Consolidated Financial Statements
and Consolidating Information

Year ended December 31, 2006

Contents

Report of Independent Auditors	1

Audited Financial Statements:

Consolidated Balance Sheet	2
Consolidated Statement of Income and Comprehensive Income	3
Consolidated Statement of Changes in Shareholders' Equity	4
Consolidated Statement of Cash Flows	5 - 6
Notes to Consolidated Financial Statements	7 - 28

Report of Independent Auditors

Board of Directors
Associated Industries Insurance Services, Inc.

We have audited the accompanying consolidated balance sheet of Associated Industries Insurance Services, Inc. ("the Company") as of December 31, 2006 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Associated Industries Insurance Services, Inc. at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Johnson Lambert & Co., LLP

Jacksonville, Florida
February 27, 2007

Associated Industries Insurance Services, Inc.

Consolidated Balance Sheet

December 31,
2006
Assets
Cash and cash equivalents	$31,305,724
Fixed maturity securities, available for sale (amortized cost of $110,634,760)	109,014,317
Equity securities, available for sale (cost of $5,294)	2,409
Investment in real estate	1,267,213
Accrued investment income	1,185,991
Premiums receivable, net	30,441,329
Reinsurance recoverable	176,218,624
Prepaid reinsurance premiums	8,913,829
Deferred policy acquisition costs	1,956,101
Property and equipment, net	1,192,979
Net deferred tax asset	10,650,610
Other assets	10,889,314

Total assets	$383,038,440

Liabilities and shareholders' equity
Liabilities:
Reserves for losses and loss adjustment expenses	$304,174,672
Unearned premiums	28,661,391
Advance premiums	729,267
Reinsurance premiums payable	2,071,109
Accounts payable and accrued expenses	7,787,647
Federal income tax payable	2,889,071
Notes payable	4,162,602
Other liabilities	7,345,269
Deferred gain on retroactive reinsurance	452,448
Total liabilities	358,273,476

Shareholders' equity:
Common stock, no par value; 20,000,000 shares authorized; 2,809,000 shares issued and outstanding	10,000
Accumulated other comprehensive loss	(1,012,464)
Retained earnings	25,767,428
Total shareholders' equity	24,764,964

Total liabilities and shareholders' equity	$383,038,440

See accompanying notes to the financial statements.

Associated Industries Insurance Services, Inc.

Consolidated Statement of Income and Comprehensive Income
Year ended December 31,
2006
Revenues
Premiums earned	$44,106,446
Administrative service fees	9,354,667
Net investment income	5,152,054
Net realized investment gains	974,605
Retroactive reinsurance gain	297,552
Other income	56,097

Total revenues	59,941,421

Expenses
Losses and loss adjustment expenses	33,294,164
Policyholder dividends	799,594
General and administrative expenses	17,112,269

Total expenses	51,206,027

Income before income taxes	8,735,394

Federal income tax expense	(4,326,098)

Net income	$4,409,296

Comprehensive Net Income
Net income	$4,409,296
Net unrealized holding gains arising during the period, net of income taxes of $169,995	281,758
Less: reclassification adjustment for realized gains included in net income, net of income taxes of $(366,744)	(607,861)

Other comprehensive loss, net of tax	(326,103)

Comprehensive net income	$4,083,193

See accompanying notes to the financial statements.

Associated Industries Insurance Services, Inc.

Consolidated Statement of Changes in Shareholders' Equity

	Common Stock		Retained	Accumulated Other Comprehensive
	Shares	ParAmount	Earnings	Losss	Total

Balance at December 31, 2005	2,809,000	$10,000	$21,358,132	$(686,361)	$20,681,771

Change in net unrealized losses on securities available for sale, net of tax	-	-	-	(326,103)	(326,103)

Net income	-	-	4,409,296	-	4,409,296

Balance at December 31, 2006	2,809,000	$10,000	$25,767,428	$(1,012,464)	$24,764,964

See accompanying notes to the financial statements.

Associated Industries Insurance Services, Inc.

Consolidated Statement of Cash Flows

Year ended December 31,
2006
Cash from operations
Net income	$4,409,296
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	576,274
Net realized investment gains	(974,605)
Loss on disposal of equipment	6,011
Retroactive reinsurance gain	(297,552)
Changes in operating assets and liabilities:
Accrued investment income	(161,704)
Premiums receivable, net	(4,770,154)
Reinsurance recoverable	29,900,652
Deferred policy acquisition costs	(185,921)
Prepaid reinsurance premium	717,710
Deferred income taxes	(143,456)
Other assets	(1,450,885)
Losses and loss adjustment expenses	(17,236,804)
Unearned premiums	4,295,571
Advance premiums	(51,286)
Reinsurance premiums payable	(1,943,716)
Accounts payable and accrued expenses	911,324
Federal income taxes receivable	3,470,843
Other liabilities	(85,180)

Net cash from operations	16,986,418

Cash flows from investing activities
Proceeds from sales and maturities of investments	34,768,020
Cost of investments purchased	(39,308,060)
Cost of fixed assets purchased	(169,381)
Proceeds from sale of fixed assets	6,796

Net cash from investments	(4,702,625)

-continued on next page-

See accompanying notes to the financial statements

Associated Industries Insurance Services, Inc.

Consolidated Statement of Cash Flows

Year ended December 31,
2006

Cash flows from financing activities
Proceeds from issuance of debt	148,478
Repayment of borrowed funds	(269,252)

Net cash from financing activities	(120,774)

Net change in cash and cash equivalents	12,163,019
Cash and cash equivalents, beginning of year	19,142,705

Cash and cash equivalents, end of year	$31,305,724

Supplemental Disclosure of cash flow information
Interest paid	$735,146
Income taxes paid	$1,000,000

See accompanying notes to the financial statement

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements

Year ended December 31, 2006

Note A - Organization and Significant Accounting Policies

Organization
Associated Industries Insurance Services, Inc. ("AIIS" or "the Company") was incorporated on March 15, 1993 for the purpose of providing insurance administration and management services for certain insurers and self-insurance funds. The Company is licensed by the Florida Department of Financial Services as a service company and licensed by the Florida Office of Insurance Regulation as a managing general agent. Operations commenced on January 1, 1995.

Effective January 1995, the Company purchased Southeast Title and Insurance Company, Inc., a stock insurance company licensed in the State of Florida, and changed its name to Associated Industries Insurance Company, Inc. ("AIIC"). The Company purchased AIIC for the purpose of providing an alternative workers' compensation market for the members of Associated Industries of Florida ("AIF"), a trade association representing business interests in the State of Florida.

In 1996, Associated Industries of Florida Property and Casualty Trust ("AIFPCT"), a commercial self-insurance fund, was converted to a Florida domestic insurance company and merged with AIIC pursuant to a Plan of Conversion in which AIIC was the surviving entity.

As of December 31, 2006, Associated Industries of Florida Holding Trust ("AIFHT") holds 49.98% of the stock of AIIS. AIFHT is a beneficiary trust that exercises all rights of ownership and is required to make distributions to AIF of all dividends and distributions received, after payment of all costs and expenses. The remaining stock of AIIS is owned by directors and key management personnel or is part of a stock option plan for directors and key management personnel (refer to Note N).

Basis of Reporting
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, AIIC. All inter-company accounts and transactions have been eliminated in the consolidation. Preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note A - Organization and Significant Accounting Policies (continued)

Premiums
Written premiums are recorded utilizing full annual amounts calculated by underwriters at the time of policy issuance based on rates established by the National Council on Compensation Insurance ("Standard Premium"). For those policies written under a retrospective rating plan, an estimated retrospective premium adjustment is recorded when the related Standard Premium is recorded. Standard Premium and the related accrued retrospective premium rating adjustments are recorded as earned on a daily pro rata basis over the policy period. The portion of premiums not earned at the end of the period is recorded as unearned premiums. During the policy period and until the final retrospective adjustment is determined, the Company calculates and records a monthly retrospective premium adjustment for each specific policy based upon the loss experience under that policy. Premiums ceded under prospective reinsurance contracts are recorded as a reduction of written and earned premiums over the related reinsurance contract period. The company anticipates investment income as a factor in the premium deficiency calculation. At December 31, 2006 no premium deficiency was reflected in the financial statement.

Losses and Loss Adjustment Expense Reserves
The liability for unpaid losses and loss adjustment expenses ("LAE") includes case basis estimates of reported losses, plus supplemental amounts for incurred but not reported losses ("IBNR") calculated based upon loss projections utilizing certain actuarial assumptions and studies of AIIC's historical loss experience and industry statistics. The Company does not discount liabilities for loss reserves except as described in Note D. Management believes that its aggregate liability for unpaid losses and LAE at year-end represents its best estimate of the amount necessary to cover the ultimate cost of losses based upon an actuarial analysis prepared by a consulting actuary. However, because of future events beyond the control of management, such as changes in approved benefit rates, changes in law, judicial interpretations of law, and acts of terrorism and inflation, actual loss experience may not conform to the assumptions used in determining the estimated amounts for such liability at the balance sheet date. Accordingly, the ultimate liability could be significantly in excess of or less than the amount indicated in the consolidated financial statements. As adjustments to these estimates become necessary, such adjustments are reflected in current operations.

Reinsurance
As described more fully in Note E, AIIC has entered into both prospective and retroactive reinsurance agreements. Pursuant to prospective reinsurance agreements, AIIC cedes to reinsurers portions of covered losses related to insured events that have not yet occurred at the inception of the reinsurance agreement. Pursuant to retroactive reinsurance agreements, AIIC cedes to reinsurers portions of covered losses related to insured events that have occurred at the inception of the reinsurance agreement but have not yet been paid. Amounts recoverable from reinsurers pursuant to prospective and retroactive reinsurance agreements have been estimated using actuarial assumptions consistent with those used in establishing the liability for losses and LAE described above.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note A - Organization and Significant Accounting Policies (continued)

As described above, premiums ceded under prospective reinsurance agreements are recorded as a reduction of written and earned premiums over the related reinsurance contract period. For retroactive reinsurance agreements, the amount by which the loss and LAE liabilities associated with the retroactively reinsured polices exceed the amounts paid for the reinsurance is recorded as a deferred gain and recognized using the cash recovery method. The effects of subsequent changes in estimated or actual cash flows are accounted for by adjusting the deferred gain and related income in the period of the change.

Management believes that reinsurance recoverable as recorded represents its best estimate of such amounts; however, as changes in the estimated ultimate liability for losses and LAE are determined, the estimated ultimate amount recoverable from the reinsurer will also change. Accordingly, the ultimate recoverable could be significantly in excess of or less than the amount indicated in the consolidated financial statements. As adjustments to these estimates become necessary, such adjustments are reflected in current operations.

In entering into reinsurance agreements, management considers a variety of factors including the creditworthiness of reinsurers. In preparing financial statements, management makes estimates of amounts receivable from reinsurers estimated to be uncollectible based on an assessment of factors including an assessment of the creditworthiness of the reinsurers. Significant uncertainties are inherent in the assessment of the creditworthiness of reinsurers and estimates of any uncollectible amounts due from reinsurers. Any change in the ability of the AIIC's reinsurers to meet their contractual obligations could have a detrimental impact on AIIC's ability to meet its regulatory capital and surplus requirements. Reinsurance contracts do not relieve AIIC from its obligations to policyholders. Failure by the reinsurers to honor their obligations could result in losses to the Company. AIIC mitigates this risk by requiring collateral, in the form of letters of credit, for selected reinsurance recoverable amounts.

Accrued Reinsurance Commissions Adjustments
Commission income from the 2006 Excess of Loss Agreement (XOL) and the 2005, 2004, 2003 and 2002 Quota Share Agreements ("QSA") are subject to adjustment based on sliding scale and profit commission arrangements (see Note E). Any estimated payable or receivable is adjustable based on loss experience. For the 2006 XOL, any payable or receivable is settled annually beginning in 2007. For the 2005 QSA, any payable or receivable is settled annually beginning in 2006. For the 2004 QSA, any payable or receivable is settled annually beginning in 2005. For the 2003 QSA, any payable or receivable is settled annually beginning in 2004. For the 2002 QSA, any payable or receivable becomes payable over three years and as adjusted at each succeeding year-end beginning in 2006.

Premiums Receivable
Premiums receivable is presented net of an allowance for uncollectible accounts in the amount of $300,000 at December 31, 2006. The allowance for uncollectible accounts is based on an analysis of premiums receivable and reflects an amount which, in management's judgment, is adequate to provide for uncollectible amounts.

In addition, accounts specifically identified as uncollectible are charged to expense in the year the determination is made.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note A - Organization and Significant Accounting Policies (continued)

Deferred Policy Acquisition Costs
Policy acquisition costs are expenses that vary with and are directly related to the production of new or renewal business, such as producer commissions, Florida Department of Labor administration fees, premium taxes and other costs. These costs are deferred, net of related ceding commissions, to the extent recoverable, and are amortized over the period during which the related premiums are earned. Amortization of acquisition costs, net of ceding commissions earned, amounted to $185,921 for the year ending December 31, 2006.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. For the purpose of presentation in the Company's statements of cash flows, cash equivalents are short-term, highly liquid investments that are both (a) readily convertible to known amounts of cash, and (b) so near to maturity that they present insignificant risk of changes in value due to changing interest rates. The Company maintains certain cash and cash equivalent balances that are not subject to FDIC insurance. Management does not believe these balances represent a significant credit risk to the Company.

Investments
The Company has designated its entire marketable security portfolio as available-for-sale at December 31, 2006. Accordingly, the Company reports these securities at their estimated fair values with unrealized holding gains and losses being reported as other comprehensive income, net of estimated tax. Realized investment gains and losses are determined using the specific identification method.

Effective January 1, 2003, the classification of real estate investments was changed from held for the production of income to held for sale and, accordingly, the Company stopped depreciating these investments. Investments in real estate held for sale are recorded at the lower of depreciated cost or fair value. During the year ended December 31, 2004 the Company recorded an impairment charge to write the investment in real estate down to its fair value less estimated costs to sell, based on an independent appraisal. The impairment charge, amounting to $85,848, was reflected in the consolidated statements of income and comprehensive income as a realized loss. During 2006, the classification of real estate investments was changed to held for the production of income. Investments in real estate held for the production of income are carried at depreciated cost. During the year ended December 31, 2006 the Company recorded depreciation expense of $137,287 to record the investment in real estate at depreciated cost. Depreciation was determined by calculating the difference between the appraised value less estimated costs to sell and the net book value using tax basis depreciation. Depreciation expense on investment real estate is included with investment expenses in the consolidated statements of income.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note A - Organization and Significant Accounting Policies (continued)

Property and Equipment
Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of assets, which range from 3 to 39.5 years, or the MACRS method as directed by the IRS.

Income Taxes
The Company and AIIC file consolidated income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Guaranty Fund Assessments
Periodically, the Company may be assessed by a state guaranty fund as part of that fund's activities to collect funds from solvent insurance companies to cover certain losses to policyholders that result from the insolvency or rehabilitation of insurance companies. Because there are many uncertainties regarding the ultimate amount of assessments, the Company's policy is to recognize its obligation for guaranty fund assessments when it receives notice that an amount is payable to the guaranty fund. At December 31, 2006, the Company is not able to reasonably estimate the potential effects of any future assessments and, accordingly, the accompanying financial statements do not include any provision for such future assessments.

Stock Option Plan
The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock-Based Compensation ("APB 25"). Under APB 25, because the exercise price of the Company's employee stock options equals the estimated fair value of the underlying stock at the date of the grant, no compensation expense is recognized. The effect of applying Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("FASB 123"), as amended by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, ("FASB 148"), to employee stock options is addressed in Note N.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note B - Investments

The Company's investments in available-for-sale fixed maturity securities at December 31, 2006 are summarized as follows:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Gains	Value

U.S. Government bonds	$26,253,059	$99	$(418,348)	$25,834,810
Agency bonds	530,602	-	(6,048)	524,554
Municipal bonds	1,874,254	8,276	(28,041)	1,854,489
Corporate bonds	49,087,291	100,777	(719,701)	48,468,367
Mortgage backed and asset backed securities	31,548,976	40,360	(597,817)	30,991,519
Annuity	1,340,578	-	-	1,340,578
Totals	$110,634,760	$149,512	$(1,769,955)	$109,014,317

The amortized cost and estimated fair value of the Company's investments in fixed maturity securities at December 31, 2006 are summarized, by stated maturity, as follows. Actual maturities may differ for some securities because borrowers may have the right to call or prepay obligations.

	Amortized	Fair
Maturity:	Cost	Value
In 2007	$10,309,004	$10,192,182
In 2008-2011	39,391,159	38,912,194
In 2012-2016	26,891,377	26,444,827
Due after 2016	2,494,244	2,473,595
Mortgage backed and asset backed securities	31,548,976	30,991,519
Total	$110,634,760	$109,014,317

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note B - Investments (continued)

The cost and estimated fair value of investments in equity securities at December 31, 2006 are as follows:

		Gross	Gross
		Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Common stocks	$5,294	$98	$(2,983)	$2,409

At December 31, 2006 the aggregate amount of unrealized losses and the aggregate related fair values of investments with unrealized losses were segregated into the following time periods during which the investments had been in continuous unrealized loss positions:

	Less than Twelve Months		Twelve Months or Greater
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. Government bonds	$3,731,167	$(10,335)	$21,927,429	$(408,013)
Agency bonds	-	-	524,554	(6,048)
Municipal bonds	-	-	1,320,703	(28,041)
Corporate bonds	4,990,050	(39,864)	30,456,105	(679,837)
Mortgage backed and asset backed securities	1,989,340	(18,696)	24,007,056	(579,121)
Common stocks	-	-	1,165	(2,983)
Total	$10,710,557	$(68,895)	$78,237,012	$(1,704,043)

The unrealized losses related to the Company’s investments in fixed maturity securities are predominantly interest rate related. The Company has both the intent and ability to hold individual securities until their maturity, at which time management expects the fair value to approximate amortized cost. As such, management considers the impairments (i.e., excess of cost over fair value) to be temporary.

When, in the opinion of management, a decline in the estimated fair value of an investment is considered to be "other than temporary," the investment is written down to its estimated fair value. The determination of an "other than temporary" decline in estimated fair value includes, in addition to other relevant factors, consideration of the nature of the investments, the severity of the impairments, including the number of securities impaired and the duration of the impairment. Any such write-downs are reported as net realized losses on investments.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note B - Investments (continued)

There were no such write-downs during 2006. All of the fixed-maturity securities are meeting and are expected to continue to meet all contractual obligations for interest payments.

Major categories of the Company's net investment income are summarized as follows:

2006
Investment income:
Fixed maturity securities	$4,857,084
Equity securities	73,002
Real estate	-
Cash and cash equivalents	666,175
Annuity	103,524
Gross investment income	5,699,785
Investment expense	(547,731)
Net investment income	$5,152,054

The Company's realized gains and losses on fixed maturity and equity securities are summarized as follows:

2006
Gross realized gains	$1,097,397
Gross realized losses	(122,792)
Net realized gains	$974,605

Investment in real estate consists of the following at December 31, 2006:

2006
Land	$217,000
Buildings	1,893,405
Total cost	2,110,405
Accumulated depreciation	(843,192)
Investment in real estate	$1,267,213

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note C - Premiums and Related Commissions

Premiums written, ceded and earned for the year ended December 31, 2006 are as follows:

	Direct	Ceded	Net
Premiums written	$72,943,777	$(23,824,050)	$49,119,727
Change in unearned premiums	(4,295,571)	(717,710)	(5,013,281)
Premiums earned	$68,648,206	$(24,541,760)	$44,106,446

Included in direct written premiums for the year ended December 31, 2006 are retrospective premium adjustments of $2,595,148. Unearned premiums at December 31, 2006 are net of unearned retrospective premium adjustments of $3,129.

Commissions on direct, retrospective and ceded premium for the year ended December 31, 2006 is as follows:

2006
Commission expense on direct and retrospective premiums	$(6,079,879)
Contingent commissions on direct and retrospective premiums	(239,999)
Ceding commissions on premiums ceded to reinsurers	14,300,074
Commissions earned	$7,980,196

Commissions earned are included in the consolidated statements of income and comprehensive income as an offset to general and administrative expenses. The maximum amount of return commission which would have been due to reinsurers if all reinsurance were cancelled with the return of the unearned premium reserve would have been $3,119,840 as of December 31, 2006.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note C - Premiums and Related Commissions (continued)

Premiums receivable as of December 31, 2006 consist of the following:

2006
Premium balances due, gross	$27,149,977
Accrued retrospective premiums	603,802
Earned but unbilled premiums	2,987,550
Premiums receivable, gross	30,741,329
Allowance for uncollectible accounts	(300,000)
Premium receivable, net	$30,441,329

Prior to 2004, all of the premiums written were subject to retrospective rating features. During 2004, AIIC began writing and renewing substantially all policies on a guaranteed cost basis, not subject to experience rating. Billed premium balances due include amounts due from insureds for billed premiums. Retrospective premium adjustments and earned but unbilled premiums are an estimate of the additional premiums to be billed upon expiration, audit and adjustment of the policy based on experience.

The components of bad debt expense, which is included in the consolidated statements of income and comprehensive income as a component of general and administrative expenses, are as follows:

2006
Change in reserve allowance for bad debt	$(450,000)
Bad debt write-offs	438,050
Bad debt recoveries	(204,694)
Net bad debt expense	$(216,644)

Note D - Loss and Loss Adjustment Expense Reserves

The components of the liability for losses and loss adjustment expenses and related reinsurance receivable are as follows:

	2006
	Gross Liability	Reinsurance Recoverable
Case-basis reserves	$121,626,934	$61,290,332
IBNR reserves	182,547,738	108,574,075
Recoverable on paid losses	-	6,354,217
Total	$304,174,672	$176,218,624

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note D - Loss and Loss Adjustment Expense Reserves (continued)

Activity in loss and loss adjustment expense reserves, net of reinsurance recoverables, for the year ended December 31, 2006 is summarized as follows:

2006
Gross balance, beginning of year	$321,411,476
Less: reinsurance recoverables on unpaid losses	(198,397,920)
Net balance, beginning of year	123,013,556

Incurred related to:
Current year	33,465,003
Prior years	(170,839)
Total incurred	33,294,164

Decrease in reserves ceded under loss portfolio transfer and retroactive reinsurance	258,506

Paid related to:
Current year	(12,946,608)
Prior years	(9,309,353)
Total paid	(22,255,961)
Net balance, end of year	134,310,265
Plus: reinsurance recoverables on unpaid losses	169,864,407
Gross balance, end of year	$304,174,672

The components of reinsurance recoverables on unpaid losses by reinsurance agreement type as of December 31, 2006 are as follows:

2006
Excess of loss	$129,327,666
Quota share	40,045,247
Retroactive reinsurance 1993-1994	491,494
Total reinsurance recoverable on unpaid losses	$169,864,407

Net reserves for incurred losses and loss adjustment expenses attributable to insured events of prior years decreased by $170,839 during 2006 as the result of the re-estimation of unpaid losses and loss adjustment expenses. The Company's management continually monitors claims activity to assess the appropriateness of carried case and IBNR reserves, giving consideration to the Company and industry trends. The above noted changes are the result of the ongoing analysis of recent loss development trends. Original estimates are increased or decreased as additional information becomes known regarding individual claims. During 2006, the Company commuted several reinsurance treaties. The amounts received from the reinsurers were recognized as paid loss and LAE with a corresponding reduction in the reserves ceded under the commuted treaties. As a result, the Company’s net reserves for the time periods of the commuted treaties increased. Further discussion of the Company’s reinsurance program is discussed in Note E.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note D - Loss and Loss Adjustment Expense Reserves (continued)

The Company obtained permission from the Florida Department of Financial Services Office of Insurance Regulation ("the Department") to discount one claim with a current reserve, before discounting, of $916,950 at December 31, 2006. The amount of discount reported in these financial statements at December 31, 2006 is $81,000. The discount was calculated using the statutory rate of 4% over the anticipated payout pattern of the claim.

The reserves for losses and loss adjustment expenses are recorded net of recoverables for subrogation of $1,902,049 at December 31, 2006. Subrogation recoverables primarily relate to Special Disability Trust Fund ("SDTF") recoverables and are based on amounts requested by the Company and expected to be recovered. The SDTF was established pursuant to Florida Statutes Section 440.49 for the purpose of reducing an employer's workers' compensation insurance premium for the reemployment of an injured worker, to decrease litigation between carriers on apportionment issues, and to protect employers from excess liability for compensation relating to the reemployment of an injured employee. The SDTF provides coverage for claims incurred prior to January 1, 1998 and is funded through annual assessments upon the insurance companies and individual and group self-insurers writing workers' compensation insurance in the State of Florida (see Note F).

Management believes that trends based on the historical experience of the Company combined with industry statistics are a reasonable basis for estimating future losses. However, future events beyond the control of management, such as changes in approved rates, changes in law, judicial interpretations of law, acts of terrorism and inflation may favorably or unfavorably impact the Company's loss and loss adjustment expenses. Anticipated loss payouts are calculated using the payout patterns developed from the Company's loss portfolio as determined by the Company's independent actuary and industry statistics.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note E - Reinsurance

AIIC utilizes reinsurance agreements to reduce retention on larger risks, thereby reducing its overall net loss retention. AIIC also utilizes quota share reinsurance to maintain regulatory ratios generally within expected ranges used for regulatory oversight purposes. AIIC has entered into reinsurance arrangements as follows:

Prospective Reinsurance:
Excess of Loss Reinsurance Treaties- Effective January 1, 2006, the Company entered into a structured Excess of Loss Agreement ("XOL") with Swiss Reinsurance America Corporation, which reinsured losses on a per occurrence basis in excess of $125,000 up to $500,000. Effective January 1, 2006, the Company entered into separate XOL agreements with unaffiliated reinsurance companies, which reinsured losses on a per occurrence basis from $500,000 up to $40,000,000. During 2005 and 2004 AIIC maintained excess of loss reinsurance agreements with unaffiliated reinsurance companies, which reinsured losses on a per occurrence basis from $500,000 up to $40,000,000. Additionally, other agreements covering the periods from January 1, 1995 through December 31, 2003 remain in effect. Premiums ceded during 2006 related to these agreements amounted to $23,569,739, and are included as a reduction to premiums earned in the accompanying consolidated statements of income and comprehensive income. During 2006, AIIC received $14,987,181, in loss and LAE recoveries related to excess of loss agreements.

Effective December 31, 2006, the structured XOL agreement entered into with Swiss Reinsurance America Corporation allows the Company a provisional commission on premium ceded of 35% during the year. Such commissions are subject to a sliding scale commission adjustment and a profit commission arrangement which are individually dependent upon loss experience. At December 31, 2006, the Company had accrued $626,765 of sliding scale ceding commissions payable under this treaty.

Quota Share Agreements- Effective January 1, 2005, the Company entered into a Quota Share Agreement ("QSA") with Swiss Reinsurance America Corporation, which applies to unearned premiums as of December 31, 2004 and premiums written and renewed during 2005. AIIC ceded 40% of its beginning unearned premiums under this agreement. In order to allow the Company to maintain a net written premium to surplus ratio of 3:1 or lower, this contract had an adjustable cession rate, with regards to new and renewal policies during the term of the treaty, subject to a minimum of 20% and a maximum of 40%. The Company ultimately ceded 35% of premium with regard to new and renewal policies. Effective January 1, 2004, AIIC entered into a Quota Share Agreement ("QSA") with a consortium of reinsurers, which applies to unearned premiums as of December 31, 2003 and premiums written and renewed during 2004. AIIC ceded 55% of its beginning unearned premiums under this agreement. In order to allow AIIC to maintain a net written premium to surplus ratio of 3:1 or lower, this contract had an adjustable cession rate, with regards to new and renewal policies during the term of the treaty, subject to a minimum of 20% and a maximum of 40%. The Company ultimately ceded 40% of premium with regard to new and renewal policies. Effective January 1, 2003, AIIC entered into a 55% QSA with a consortium of reinsurers, which applies to all new and renewal policies written during 2003. This QSA contains an excess of loss component described below.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note E - Reinsurance (continued)

Additionally, other agreements covering the period January 1, 1997 through December 31, 2003 remain in effect. During 2006, AIIC ceded premiums under QSAs to reinsurers of $254,310 and received $32,097,284 in loss and LAE recoveries.

The reinsurers allow AIIC a 35% provisional commission on premium ceded during the year ended December 31, 2005 and 33% during the years ended 2003 and 2002, respectively, to recover the cost of writing the premium and paying commissions and premium taxes. Such commissions are subject to a sliding scale commission adjustment and a profit commission arrangement that are each dependent upon loss experience. At December 31, 2006, the amounts accrued as a reduction in commission based on the sliding scale and profit commission arrangements is $6,007,720.

Retroactive Reinsurance:
Effective December 31, 2002 AIIC entered into a retroactive reinsurance agreement with Eagle & Crown Limited ("EC Ltd.") in conjunction with a settlement agreement with AIIC's reinsurance broker. Under this agreement, the reinsurer assumed certain liabilities of AIIC related to nine claims occurring in 1993 and 1994. The gain on retroactive reinsurance transactions is deferred and recognized as income over the estimated remaining settlement period using the interest method.

Other:
At December 31, 2006, a portion of AIIC's reinsurance recoverables is secured with irrevocable letters of credit with U.S. banks in the amount of approximately $12,676,000. Additionally, the EC Ltd. retroactive reinsurance agreement is secured by an irrevocable evergreen letter of credit in the amount of $491,494 at December 31, 2006.

During 2006 the Company commuted various excess of loss reinsurance agreements with various Lloyds Syndicates. The excess of loss agreements commuted included accidents occurring from January 1, 1997 to December 31, 1997. Additionally, AIIC commuted its quota share reinsurance agreements with Scor Re, that included accidents occurring from January 1, 1998 through March 31, 1999, and Hannover Reinsurance and E&S Reinsurance, that included accidents occurring from January 1, 2004 through December 31, 2004. The Company recognized the amounts received from the reinsurers as a reduction of losses and LAE paid, thereby reducing losses and LAE incurred in 2006. The Company also increased its loss and LAE reserves to recognize the effect of releasing the reinsurers from their obligations under the treaties. The net effect of such commutations was an increase in losses and LAE incurred of $59,067 for the year ended December 31, 2006.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note F - Assessments and Insurance Taxes

Pursuant to Florida Statutes Sections 440.49 and 440.50, AIIC is subject to assessments from the Department for the SDTF and the Workers' Compensation Administration Trust Fund. Pursuant to Florida Statutes Section 624.509, AIIC is required to pay to the Florida Department of Revenue a tax on insurance premiums, net of credits given for assessments paid to the Department, intangible taxes and state income taxes. Pursuant to Florida Statutes Section 631.914, AIIC is subject to assessments from the Florida Workers' Compensation Insurance Guaranty Association ("the FWCIGA"). AIIC records these assessments when it receives notice that an amount is payable to the guarantee fund. AIIC has received notification of several insolvencies in the states in which AIIC operates. It is expected that the insolvencies will result in a guaranty fund assessment against AIIC at some future date. At this time the Company is unable to estimate the possible amounts, if any, of such assessments.

Included in general and administrative expenses in the accompanying consolidated statements of income and comprehensive income are state and local insurance taxes amounting to $3,664,257 for the year ended December 31, 2006, and FWCIGA assessments of $15,833 for the year ended December 31, 2006.

Note G - Property and Equipment

Property and equipment as of December 31, 2006 consists of the following:

2006
Leasehold improvements	$2,077,294
Software development costs	1,152,390
Furniture and fixtures	1,276,332
Office equipment	392,807
Computer equipment	1,766,962
Vehicles	313,167
Property and equipment, gross	6,978,952
Accumulated depreciation and amortization	(5,785,973)
Property and equipment, net	$1,192,979

Depreciation and amortization expense related to property and equipment for the year ended December 31, 2006, was $241,648.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note H - Accounts Payable and Accrued Expenses

The significant components of accounts payable and accrued expenses as of December 31, 2006 are as follows:

2006
Accrued acquisition costs	$3,277,112
Guaranty fund assessment payable	15,934
DOLES assessment payable	1,014,906
Agent's commissions payable	728,797
Payroll-related liabilities	1,591,158
Other liabilities	1,159,740
Accounts payable and accrued expenses	$7,787,647

Note I - Notes Payable

During 2004, the Company repurchased all of its outstanding shares owned by OPRe. A portion of the funds for the repurchase were secured via six demand notes, amounting to $1,300,000, issued to directors and general counsel of the Company. Interest expense accrues at a rate of 10% per annum, and interest expense incurred during each of the years ended December 31, 2006 amounted to $131,444.

During 2005, the Company repurchased 1.1 million shares of AIIS common stock held by AIFHT for total consideration of $2,880,000. In connection with this, AIIS executed a mortgage loan payable to First Community Bank (“FCB”) in the amount of $1,988,000. The loan is payable monthly over a term of 30-years and bears interest at FCB’s prime rate plus 1%. The remaining $900,000 of the purchase price was paid to AIFHT using the proceeds from a revolving line of credit. The line of credit is payable in monthly installments, due upon demand and bears interest at FCB’s prime rate plus 1.25%. At December 31, 2006, the outstanding balance on the line of credit was $900,000. These loans are collateralized by the AIF building.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note J - Income Taxes

The significant components of the Company's income tax expense for the year ended December 31, 2006 are as follows:

	Federal	State	Total

Current	$(3,712,556)	$(756,998)	$(4,469,554)
Deferred	132,277	11,179	143,456
Total	$(3,580,279)	$(745,819)	$(4,326,098)

Income tax expense differs from expected tax expense in 2006 due to the following significant components:

2006
Expected income tax expense at 34%	$2,970,034
Nondeductible contributions	204,758
Lobbying	97,127
Meals and entertainment	57,430
Prior year underaccrual	299,544
State income tax provision	571,744
Tax-exempt interest	-
Other	125,461
Total	$4,326,098

The Company has recorded a deferred tax asset for the net deductible temporary differences. Deferred income tax amounts result from temporary differences between assets and liabilities for financial statement reporting and income tax purposes.

2006
Deferred tax assets:
Loss and loss adjustment expense reserves	$6,501,293
Unearned premium	1,541,086
Bad debt reserve	112,890
LPT gain	170,256
Accrued vacation	341,413
Deferred compensation	2,458,426
Net unrealized loss on investments	610,855
Other	105,887
Gross deferred tax assets	11,842,106
Deferred tax liabilities:
Deferred acquisition costs	736,081
Other	455,415
Gross deferred tax liabilities	1,191,496

Net deferred tax asset	$10,650,610

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note J - Income Taxes (continued)

The Company is required to establish a "valuation allowance" for any portion of the deferred tax asset that management believes will not be realized. The Company has historically been a taxpayer, and in the opinion of management, will continue to be subject to income taxes. Because management believes that it is more likely than not that the Company will realize the benefit of the deferred tax asset, no valuation allowance has been established.

Note K - Lease Commitments

During the year ended December 31, 2006, the Company leased office space for its operations in Boca Raton, Florida; Sunrise, Florida; and Clearwater, Florida. The monthly rental payments include a base rate plus supplemental charges, which may vary. The rent expense related to these leases for the year ended December 31, 2006 was $2,000,744.

Future minimum lease payments at December 31, 2006 are as follows:

2007	$1,815,768
2008	1,763,318
2009	1,820,168
2010	1,891,867
2011	1,966,571
Thereafter	-
$9,257,692

The Company also leases equipment for its operations under various operating leases. The rent expense related to these leases for the year ended December 31, 2006 was $77,924. Future minimum lease payments at December 31, 2006 are as follows:

2007	$76,339
2008	46,069
2009	21,215
2010	21,215
2011	8,840
$173,678

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note L - Shareholders Equity

AIIC is subject to minimum capital and surplus requirements and other regulatory measures of the adequacy of its capital and surplus. Those requirements include, but are not limited to the following:

•  Florida Statutes Section 624.408 requires AIIC to maintain minimum capital and surplus of $4,000,000 at December 31, 2006. At December 31, 2006, AIIC had capital and surplus of $26,294,895. At December 31, 2006, AIIC had net income of $6,100,087. Florida Statutes Section 624.4095 requires the AIIC to maintain a ratio of written premiums times 1.25 to surplus of no greater than 10 to 1 for gross written premiums and 4 to 1 for net written premiums.
•  AIIC is subject to a Risk Based Capital ("RBC") requirement, which was developed by the NAIC and used by state insurance regulators to identify insurance companies that are at risk of inadequate capitalization. The RBC guidelines define minimum capital standards determined by a ratio of a company's regulatory Total Adjusted Capital to its Authorized Control Level RBC as defined by the NAIC. Companies below specific ratios may be subject to various levels of regulatory action or oversight by their domiciliary department.
•  AIIC is subject to Insurance Regulatory Information System ("IRIS"). The IRIS was developed to assist the state insurance departments in monitoring financial conditions of property and liability insurance companies. The system uses financial ratios to identify companies that may be having financial difficulties.

At December 31, 2006 AIIC was in compliance with Florida Statute Section 624.4095 and AIIC's risk based capital ratio was above the regulatory no action level.

AIIC is subject to dividend restrictions under Section 628.371 of the Florida statutes which state that AIIC shall not pay any cash dividends to stockholders except out of the part of its available and accumulated surplus funds, which are derived from realized net operating profit on its business and realized capital gains. Such cash dividend shall not exceed 10% of such surplus in any one year unless otherwise approved by the Department. Additionally, AIIC has stipulated that it will give the Department 30 days prior notice before paying dividends in excess of 75% of net gains from operations. During 2006 no dividends were declared or paid.

Note M - Retirement Plans

The Company maintains a 401(k) defined contribution plan that covers substantially all employees. The Company makes discretionary employer contributions on a variable matching basis. The Company contributes a dollar per employee dollar, up to a maximum contribution of the greater of 3% of an employee's annual wage or the total of $600 plus 0.25% of an employee's annual wage. The contribution per employee is also limited to the greater of 100% of the employee contribution or $6,600. Employer contributions charged to expense in 2006 was $222,249.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note M - Retirement Plans (continued)

The Company has implemented a deferred compensation plan for certain key officers and directors. Net deferred compensation expense was $0 for 2006. Deferred compensation payable at December 31, 2006 is $6,533,155. The Company has purchased life insurance policies to fund the deferred compensation liability. The cash surrender value of the Company-owned life insurance policies at December 31, 2006 is $4,230,868, and is included in other assets. Such amount are pledged as collateral for a loan from Northwestern Mutual Life in the amount of $3,700,990, and is reported as an offset to the cash surrender value of the underlying life insurance policies included in other assets. The Company paid $78,115 in deferred compensation benefits during 2006. The Company incurred premium expense on key-person whole-life insurance policies of $103,419 in 2006.

The Company also purchased split-dollar life insurance policies on certain key officers and directors. Under these policies, the officer or director owns the policy and the Company pays the premiums. However, the Company is to be reimbursed for all of the premiums paid on these policies by the covered insureds. The insureds have executed a collateral assignment to the Company of the policy's cash surrender value to secure the reimbursement of premiums paid.

The amount due the Company for cumulative premiums paid as of December 31, 2006 is $2,239,906, and is included in other assets.

Note N - Stock Option Plan

Under a Stock Option Plan (the "Plan") implemented in 1999, Associated Industries of Florida Holding Trust authorized a maximum of 1,405,000 shares of the Company's common stock to be issued under the Plan to directors and key employees. The options originally vested over a period of one to five years and expire in 2009. Effective October 24, 2002, the Board of Directors of AIIS approved an acceleration of the vesting schedule under the Plan such that all options became immediately exercisable. If employment or service is terminated, the options will expire and all shares held may be repurchased by AIFHT and/or other shareholders.

At each grant date, the option price is set at the estimated fair value as of the date of grant. The changes in outstanding shares under option are as follows:

	Shares Under Option	Weighted-Average Exercise Price Per Share
Balance at December 31, 2005	422,954	$2.91
Issued	-	$-
Terminated	-	$-
Exercised	-	$-
Balance at December 31, 2006	422,954	$2.91

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note N - Stock Option Plan (continued)

As discussed further in Note O, during 2004, the Company repurchased all of its outstanding shares owned by OPRe. In connection therewith, the 125,000 shares previously reserved for issuance to OPRe under the aforementioned performance covenant, for which the measurement date was June 29, 2004, became available for issuance under the Plan. Subsequently, AIFHT authorized the Company to grant options for the 125,000 shares to directors and key employees. In connection with the acceleration of the vesting schedule, all shares issued during 2004 were immediately exercisable.

AIFHT made approximately $3.1 million in loans to stock option holders to facilitate the immediate exercise of stock options. The loans were made at market rates and are collateralized by a pledge of shares acquired.

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Specifically, the Black-Scholes option valuation model used by the Company for option valuation was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The fair value of the options was estimated at April 1, 1999 in preparation for the initial grant, with the following weighted average assumptions: risk free interest rate of 5.14%, dividend yield of 0%, volatility factors of the expected market price of the Company's common stock of 23.65%, and a weighted-average expected life of the options of 5 years.

Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock at the date of the grant, no compensation expense is recognized. The effect of applying FASB 123's fair value method to the Company's stock-based awards results in net income that is not materially different from amounts reported.

Note O - Related Party Transactions

The Company has entered into a royalty agreement with AIF for the use of its name and logo for an annual fee of $1,000,000. At December 31, 2006, no royalties were due to AIF. The royalty agreement remains in force until terminated by either party giving the proper notice as stated in the agreement.

Associated Industries Insurance Services, Inc.

Notes to Consolidated Financial Statements (continued)

Note O - Related Party Transactions (continued)

Pursuant to agreements, the Company provides managerial and support services to AIIC including, but not limited, to the following: underwriting, claims processing, premium collection, claims settlement, accounting, record keeping, investment management and maintenance of computer systems and other hardware. Pursuant to the agreements, the Company received from AIIC 15% of gross earned premiums during the years ended December 31, 2006. All of the inter-company administrative service fee income and expenses have been eliminated during consolidation. The agreement remains in force until terminated by either party giving the proper notice as stated in the agreement.

All of the Directors of AIIC are also Directors of the Company, and the majority is also Directors of AIF and AIFHT.

Note P - Commitments and Contingencies

The Company is named as defendant in various legal actions arising in the normal course of business from claims made under insurance policies and contracts. These actions are considered by the Company in estimating the loss and loss adjustment expense reserves. The Company's management believes that the resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations.

During 2006, the Internal Revenue Service completed its audit of AIIC and AIIS’ 2002 and 2003 consolidated federal income tax return. The field examiner indicated that the Companies underpaid their liability by approximately $3.2 million and assessed interest and penalties of $0.6 million. Management disagrees with the majority of the positions taken by the examiner and has appealed the assessment. While management and its counsel are actively defending the Companies’ position to the appeals agent, the ultimate outcome of these negotiations is uncertain. In addition, the resolution of the individual issues could result in additional taxes due for subsequent open tax years. During 2006, management accrued a liability for its best estimate of a settlement with the Service. Should the amount of the ultimate resolution differ from this amount, additional income tax expense or benefit will be recognized in future financial statement periods.

Note Q - Administrative Service Fees

Pursuant to a Production and Administration Agreement, effective September 1, 2004, the Company formed a strategic alliance with AmTrust North America, Inc. ("AmTrust"), an unaffiliated Delaware insurance corporation representing insurers that offer workers' compensation coverage in the State of Florida and other states. Services provided by the Company under this agreement primarily include production and marketing, underwriting, claims administration and loss control. The agreement was amended on August 15, 2006 and expires in 2010, with a one-year renewal thereafter until terminated by either party in accordance with the terms of the underlying agreement.

In connection with the Production and Administration Agreement described above, the Company entered into a Renewal Rights Purchase Agreement, whereby the Company sold its renewal rights, title and interest in the renewals of policies generating annual premium of $100,000 or less, which meet the underwriting guidelines established in the agreement.